                                                                    EXHIBIT 4(a)

                                EXECUTION COPY






                               CREDIT AGREEMENT

                         Dated as of November 30, 1994

                                     Among


                           BROWN-FORMAN CORPORATION,

                            THE BANKS NAMED HEREIN,

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                 As Co-Agents,

                                      And

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            As Administrative Agent

                               TABLE OF CONTENTS

ARTICLE I     DEFINITIONS..................................................................................   1


ARTICLE II    THE FACILITY.................................................................................  12

              2.1.    The Facility.........................................................................  12
                        2.1.1.  Description of Facility....................................................  12
                        2.1.2.  Facility Amount............................................................  13
                        2.1.3.  Availability of Facility...................................................  13
              2.2.    Ratable Advances.....................................................................  13
                        2.2.1.  Ratable Advances...........................................................  13
                        2.2.2.  Ratable Advance Rate Options...............................................  13
                        2.2.3   Method of Selecting Rate Options and Interest Periods for
                                Ratable Advances...........................................................  13
                        2.2.4.  Conversion and Continuation of Outstanding Ratable
                                Advances...................................................................  14
              2.3.    Competitive Bid Advances.............................................................  14
                        2.3.1.  Competitive Bid Option.....................................................  14
                        2.3.2.  Competitive Bid Quote Request..............................................  15
                        2.3.3.  Invitation for Competitive Bid Quotes......................................  15
                        2.3.4.  Submission and Contents of Competitive Bid Quotes..........................  15
                        2.3.5.  Notice to Company..........................................................  17
                        2.3.6.  Acceptance and Notice by Company...........................................  17
                        2.3.7.  Allocation by Administrative Agent.........................................  18
                        2.3.8.  Administration Fee.........................................................  18
              2.4.    General Facility Terms...............................................................  18
                        2.4.1.  Method of Borrowing........................................................  18
                        2.4.2.  Minimum Amount of Each Advance.............................................  18
                        2.4.3.  Required Payments; Termination.............................................  19
                        2.4.4.  Optional Principal Payments................................................  19
                        2.4.5.  Fees; Pricing Schedule.....................................................  19
                        2.4.6.  Reduction or Termination of the Aggregate Commitment.......................  20
                        2.4.7.  Interest Periods...........................................................  21
                        2.4.8.  Rate after Maturity........................................................  21
                        2.4.9.  Interest Payment Dates; Interest and Fee Basis.............................  21
                        2.4.10. Method of Payment..........................................................  21
                        2.4.11. Notes; Telephonic Notices..................................................  22
                        2.4.12. Notification of Advances, Interest Rates, Prepayments and
                                Commitment Reductions......................................................  22
                        2.4.13. Lending Installations......................................................  22
                        2.4.14. Non-Receipt of Funds by the Administrative Agent...........................  23
                        2.4.15. Withholding Tax Exemption..................................................  23
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                                       i
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
ARTICLE III   CHANGE IN CIRCUMSTANCES..................................  24

              3.1.  Yield Protection...................................  24
              3.2.  Capital Adequacy...................................  24
              3.3.  Availability of Fixed Rate Options.................  25
              3.4.  Funding Indemnification............................  26
              3.5.  Bank Certificates; Survival of Indemnity...........  26


ARTICLE IV    CONDITIONS PRECEDENT.....................................  26

              4.1.  Initial Advance....................................  26
              4.2.  Each Advance.......................................  27


ARTICLE V     REPRESENTATIONS AND WARRANTIES...........................  28

              5.1.  Corporate Existence and Standing...................  28
              5.2.  Authorization and Validity.........................  28
              5.3.  No Conflict; Government Consent....................  28
              5.4.  Financial Statements...............................  29
              5.5.  Material Adverse Change............................  29
              5.6.  Taxes..............................................  29
              5.7.  Litigation.........................................  29
              5.8.  Subsidiaries.......................................  29
              5.9.  ERISA..............................................  29
              5.l0. Accuracy of Information............................  30
              5.11. Compliance With Laws...............................  30
              5.12. Regulations U and X................................  30
              5.13. Investment Company Act.............................  30
              5.14. Public Utility Holding Company Act.................  30


ARTICLE VI    COVENANTS................................................  30

              6.1.  Financial Reporting................................  30
              6.2.  Use of Proceeds....................................  32
              6.3.  Notice of Default..................................  32
              6.4.  Corporate Existence and Standing...................  32
              6.5.  Taxes..............................................  32
              6.6.  Insurance..........................................  32
              6.7.  Compliance with Laws...............................  32
              6.8.  Inspection.........................................  32
              6.9.  Merger.............................................  33
              6.10. Sale and Leaseback.................................  33


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

              6.11.   Liens.........................................................  34
              6.12.   Affiliates....................................................  35
              6.13.   Total Indebtedness Ratio......................................  35
              6.14.   Net Worth.....................................................  35
              6.15.   Notification of Change in Ratings.............................  36


ARTICLE VII   DEFAULTS..............................................................  36


ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES........................  38

              8.1.    Acceleration..................................................  38
              8.2.    Amendments....................................................  38
              8.3.    Preservation of Rights........................................  38


ARTICLE IX    GENERAL PROVISIONS....................................................  39

              9.1.    Survival of Representations...................................  39
              9.2.    Governmental Regulation.......................................  39
              9.3.    Taxes.........................................................  39
              9.4.    Headings......................................................  39
              9.5.    Entire Agreement..............................................  39
              9.6.    Several Obligations...........................................  39
              9.7.    Expenses; Indemnification.....................................  40
              9.8.    Number of Documents...........................................  40
              9.9.    Accounting....................................................  40
              9.10.   Severability of Provisions....................................  40
              9.11.   Nonliability of Banks.........................................  40
              9.12.   Nonreliance...................................................  41
              9.13.   Confidentiality...............................................  41


ARTICLE X     THE AGENTS............................................................  41

              10.1.   Appointment...................................................  41
              10.2.   Powers........................................................  41
              10.3.   General Immunity..............................................  41
              10.4.   No Responsibility for Loans, Recitals, Etc....................  41
              10.5.   Action on Instructions of Banks...............................  42
              10.6.   Employment of Administrative Agent and Counsel................  42
              10.7.   Reliance on Documents; Counsel................................  42
              10.8.   Administrative Agent's Reimbursement and Indemnification......  42
              10.9.   Rights as a Bank..............................................  43
              10.l0.  Bank Credit Decision..........................................  43
              10.11.  Successor Administrative Agent................................  43

                                      iii
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
ARTICLE XI    SETOFF; RATABLE PAYMENTS....................................  44

              11.1.   Setoff..............................................  44
              11.2.   Ratable Payments....................................  44


ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...........  45

              12.1.   Successors and Assigns..............................  45
              12.2.   Participations......................................  45
                        12.2.1.  Permitted Participants; Effect...........  45
                        12.2.2.  Voting Rights............................  45
              12.3.   Dissemination of Information........................  46
              12.4.   Tax Treatment.......................................  46


ARTICLE XIII  NOTICES.....................................................  46

              13.1.   Giving Notice.......................................  46
              13.2.   Change of Address...................................  46


ARTICLE XIV   COUNTERPARTS................................................  47


ARTICLE XV    CHOICE OF LAW; JURISDICTION; JURY TRIAL WAIVER..............  47

              15.1.   CHOICE OF LAW.......................................  47
              15.2.   CONSENT TO JURISDICTION.............................  47
              15.3.   WAIVER OF JURY TRIAL................................  48

EXHIBIT "A"   PROMISSORY NOTE (Ratable Loans)............................  55

EXHIBIT "B"   PROMISSORY NOTE (Competitive Bid Loans)....................  58

EXHIBIT "C"   COMPETITIVE BID QUOTE REQUEST..............................  61

EXHIBIT "D"   INVITATION FOR COMPETITIVE BID QUOTES......................  62

EXHIBIT "E"   COMPETITIVE BID QUOTE......................................  63

EXHIBIT "F"   OPINION OF COUNSEL.........................................  64

EXHIBIT "G"   LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION.............  66

SCHEDULE "1"  SUBSIDIARIES...............................................  67

                               CREDIT AGREEMENT

     This Agreement, dated as of November 30, 1994 is among BROWN-FORMAN CORPORATION, a Delaware corporation; THE BANKS NAMED HEREIN; MORGAN GUARANTY TRUST COMPANY OF NEW YORK and THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agents; and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement:

     "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded upwards to the next higher 1/100 of 1%) offered by such Bank and accepted by the Company.

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Banks to the Company at the same time and for the same Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than fourteen and not more than ninety days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan which bears interest at the Absolute
Rate.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership, or a majority (by percentage or voting power) of the outstanding equity interests of any other entity.

     "Administrative Agent" means The First National Bank of Chicago in its capacity as administrative agent for the Banks pursuant to Article X, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article X.

     "Advance" means a Ratable Advance or a Competitive Bid Advance, or both, as the case may be.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Banks hereunder, as from time to time reduced pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles in effect at the time of the preparation of the financial statements referred to in Section 5.4, applied in a manner consistent with that used in preparing such statements.

     "Applicable Margin" means (i) for any day on which any Status Level other than Level IV Status exists, 0.20 of 1% per annum and (ii) on any day on which Level IV Status exists, 0.30 of 1% per annum. Reference is hereby made to the Pricing Schedule set forth in Section 2.4.5(c) for an illustration of the relationship between the Applicable Margin and the Status Levels.

     "Article" means an article of this Agreement.

     "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction, as of any particular time, the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

     "Authorized Officer" means any of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, or any Assistant Treasurer of the Company, acting singly.

     "Banks" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" means a Ratable Borrowing Notice or a Competitive Bid Borrowing Notice, or both, as the case may be.

     "Business Day" means (i) with respect to a borrowing, payment or rate selection of Eurodollar Advances or Eurodollar Bid Rate Advances, a day other than Saturday or Sunday on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in U.S. dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

     "Change in Law" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Bank or any Lending Installation or any corporation controlling any Bank.

     "Co-Agents" means, collectively, First Chicago and Morgan Guaranty Trust Company of New York in their respective capacities as co-agents for the Banks pursuant to Article X, and not in their individual capacities as Banks; "Co-Agent" means any one of the Co-Agents.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Bank, the obligation of the Bank to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to Articles II and VII hereunder.

     "Company" means Brown-Forman Corporation, a Delaware corporation, and its successors and assigns.

     "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Banks to the Company at the same time, at the same interest basis, and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

     "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded upwards to the next higher 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "B" hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "E" hereto completed and delivered by a Bank to the Administrative Agent in accordance with Section 2.3.4.

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Company to the Administrative Agent in accordance with Section 2.3.2.

     "Condemnation" is defined in Section 7.8.

     "Consolidated Assets" means all of the assets of the Company and its Subsidiaries which in accordance with Agreement Accounting Principles would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.2.4.

     "Corporate Base Rate" means the rate per annum calculated by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Reference Bank as its corporate base rate of interest or prime rate of interest, changing when and as said corporate base rate or prime rate changes.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means a Ratable Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Eurodollar Bid Rates based on the Eurodollar Base Rate pursuant to Section 2.3.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance or Eurodollar Bid Rate Advance, as the case may be, for the relevant Eurodollar Interest Period or Eurodollar Bid Rate Interest Period, as the case may be, the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Reference Bank as the rate at which deposits in U.S. dollars are offered by such Reference Bank in the case of a Eurodollar Advance, or in the case of a Eurodollar Bid Rate Loan, by a Bank(s) submitting a Competitive Bid Quote, to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or Eurodollar Bid Rate Interest Period, as the case may be, in the approximate amount of such Reference Bank's or such Bank's, as the case may be, relevant Eurodollar Loan or Eurodollar Bid Rate Loan, as the case may be, and having a maturity approximately equal to such Eurodollar Interest Period or Eurodollar Bid Rate Interest Period, as the case may be. If any Reference Bank fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Bank(s).

     "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Bank for the relevant Eurodollar Bid Rate Interest Period, the sum of (a) the Eurodollar Base Rate and (b) the Competitive Bid Margin offered by such Bank and accepted by the Company.

     "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Bid Rate Interest Period" means, with respect to a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Bid Rate Interest Period shall end on (but exclude) the day in the next, second, third or sixth succeeding calendar month, as the case may be, which corresponds numerically to the beginning day of such Eurodollar Bid Rate Interest Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Bid Rate Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Bid Rate Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Bid Rate Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Bid Rate Interest Period shall end on the immediately preceding Business Day. Any Eurodollar Bid Rate Interest Period that begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day in the next, second, third or sixth succeeding calendar month, as the case may be, which corresponds numerically to the beginning day of such Eurodollar Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. Any Eurodollar Interest Period that begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, plus (ii) the Applicable Margin per annum. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/100 of 1%.

     "Facility Fee" is defined in Section 2.4.5(a).

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

     "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate, as the case may be.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Floating Rate Advance" means a Ratable Advance which bears interest at the Corporate Base Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Corporate Base Rate.

     "Form 10-K Report" is defined in Section 6.1(a).

     "Form 10-Q Report" is defined in Section 6.1(b).

     "Guaranties" of a Person means all guaranties and other contingent obligations of such Person with respect to the liability of any other Person which would be Indebtedness if the liability guaranteed by such guaranty were a liability of such Person; provided, however, that (i) the endorsement by the Company and the Subsidiaries of instruments for deposit or collection in the ordinary course of its business, and (ii) Guaranties by the Company or any Subsidiary of the Indebtedness of the Company or any other Subsidiary, as the case may be, shall not be deemed to be a Guaranty as defined herein.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money (including, without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) obligations representing the deferred purchase price of property or services, other than accounts payable arising in, and on terms customary in, the ordinary course of such Person's business, (iii) obligations under conditional sales agreements, other title retention agreements, and agreements creating a Lien on the property subject thereto, (iv) Capitalized Lease Obligations, (v) obligations representing Unfunded Liabilities, (vi) obligations that arise in connection with letters of credit, other than commercial letters of credit arising in, and on terms customary in, the ordinary course of such Person's business, (vii) Rate Hedging Obligations in an aggregate amount exceeding $50,000,000 for all such Rate Hedging Obligations, and (viii) Guaranties; excluding however, for purposes of this definition, obligations of the Company or any Subsidiary to the Company or any other Subsidiary.

     "Interest Period" means a Eurodollar Interest Period, a Eurodollar Bid Rate Interest Period, or an Absolute Rate Interest Period, as the case may be.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, completed and delivered by the Administrative Agent to the Banks in accordance with Section 2.3.3.

     "Lending Installation" means any office, branch, subsidiary or affiliate of any Bank or the Administrative Agent.

     "Level I Status" exists at any date if, at such date, the Company's outstanding senior unsecured long-term debt securities are rated higher than A+ by S&P and higher than A1 by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated at least A+ by S&P and A1 by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated A- or higher by S&P and A3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, no other Status Level exists.

     "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.

     "Loan" means, with respect to a Bank, such Bank's portion of any Advance.

     "Loan Documents" means this Agreement and the Notes.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Banks thereunder.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Worth" means, as of any date of determination, the consolidated net worth of the Company and its Subsidiaries as determined in accordance with Agreement Accounting Principles.

     "Notes" means, collectively, the Ratable Notes and the Competitive Bid Notes; "Note" means any one of the Notes.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid facility fees and all other obligations of the Company to the Banks or to any Bank or to any Co-Agent or the Administrative Agent arising under the Loan Documents.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the fifteenth day of each January, April, July and October after the date hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

     "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any Subsidiary may have any liability.

     "Principal Property" means all property located within the United States of America directly engaged in the manufacturing activities of the Company and its Subsidiaries, including manufacturing and processing facilities, except any such property which the Board of Directors of the Company declares is not material to the business of the Company and its Subsidiaries taken as a whole.

     "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Banks to the Company at the same time, at the same Rate Option and, in the case of Fixed Rate Advances, for the same Interest Period.

     "Ratable Borrowing Notice" is defined in Section 2.2.3.

     "Ratable Loan" means a Loan made by a Bank pursuant to Section 2.2.

     "Ratable Note" means a promissory note in substantially the form of Exhibit "A" hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Company for the account of a Bank and payable to the order of such Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Rate Option" means the Eurodollar Rate or the Corporate Base Rate.

     "Reference Banks" means First Chicago and Morgan Guaranty Trust Company of New York.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulations U and X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan that would materially adversely affect the business, financial condition, or results of operations of the Company or the ability of the Company to perform its obligations under the Loan Documents, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

     "Required Banks" means Banks in the aggregate having at least 67% of the Aggregate Commitment, or, if the Aggregate Commitment shall have been terminated pursuant to this Agreement, holding Notes evidencing at least 67% of the aggregate outstanding principal amount of the Advances.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) that is imposed under Regulation D on Eurocurrency liabilities (in the case of Eurodollar Advances).

     "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     "Sale and Lease-Back Transaction" is defined in Section 6.10.

     "S&P" means Standard & Poor's Corporation.

     "SEC" means the United States Securities and Exchange Commission, and any successor thereto.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Significant Subsidiary" means each Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X of the SEC, as such rule may be amended or modified and in effect from time to time.

     "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

     "Status Level" means any or all, as the case may be, of Level I Status, Level II Status, Level III Status or Level IV Status.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any partnership, association, joint venture or similar business organization which is so owned or controlled.

     "Substantial Portion" means, with respect to the property of the Company and the Subsidiaries, property which (i) represents more than 25% of the Consolidated Assets of the Company and the Subsidiaries as would be shown in the consolidated financial statements of the Company and the Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 25% of the consolidated net sales or of the consolidated net income of the Company and the Subsidiaries as reflected in the financial statements referred to in clause
(i) above.

     "Termination Date" means November 30, 1999 unless the Commitments are earlier terminated pursuant to the terms of this Agreement.

     "Total Indebtedness" means, at any date, the sum of all Indebtedness of the Company and its Subsidiaries on a consolidated basis (including without limitation the Loans).

     "Transferee" is defined in Section 12.3.

     "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and its Subsidiaries.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Usage Fee" is defined in Section 2.4.5(b).

     "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                                 THE FACILITY


     2.1. THE FACILITY.

     2.1.1. DESCRIPTION OF FACILITY. Each Bank severally grants to the Company a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

       (a) each Bank severally agrees to make Ratable Loans to the Company in accordance with Section 2.2; and

       (b) each Bank may, in its sole discretion, make bids to make Competitive Bid Loans to the Company in accordance with Section 2.3.

     2.1.2. FACILITY AMOUNT. Subject to cancellation and reduction in accordance with the terms hereof, the Aggregate Commitment is $300,000,000. Accordingly, in no event may the aggregate principal amount of all outstanding Advances exceed the sum of $300,000,000 (less any amount by which the Aggregate Commitment is so cancelled or reduced).

     2.1.3. AVAILABILITY OF FACILITY. Subject to the terms hereof, the Commitments to lend hereunder shall expire on the Termination Date. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date.

     2.2.  RATABLE ADVANCES.

     2.2.1. RATABLE ADVANCES. From and including the date of this Agreement and prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Ratable Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Ratable Advance hereunder shall consist of borrowings made from several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Ratable Advances shall be evidenced by the Ratable Notes.

     2.2.2. RATABLE ADVANCE RATE OPTIONS. The Ratable Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Company in accordance with Section 2.2.3.

     2.2.3. METHOD OF SELECTING RATE OPTIONS AND INTEREST PERIODS FOR RATABLE ADVANCES. The Company shall select the Rate Option and, in the case of each Eurodollar Advance, Interest Period applicable to each Ratable Advance from time to time. The Company shall give the Administrative Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 10:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance and 10:00 a.m. Chicago time on the third Business Day prior to the Borrowing Date of each Eurodollar Advance, specifying:

       (a) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

       (b)  the aggregate amount of such Ratable Advance,

       (c)  the Rate Option selected for such Ratable Advance, and

       (d) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date).

     2.2.4. CONVERSION AND CONTINUATION OF OUTSTANDING RATABLE ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Eurodollar Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.4.2, the Company may elect from time to time to convert all or any part of a Ratable Advance of one Rate Option into a Ratable Advance of another Rate Option(s); provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto and no portion of the outstanding principal amount of any Ratable Advance may be continued as, or be converted into, a Eurodollar Advance when any Default or Unmatured Default has occurred and is continuing. The Company shall give the Administrative Agent irrevocable notice (a "Conversion/ Continuation Notice") of each conversion of a Ratable Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

        (i) the requested date which shall be a Business Day, of such conversion or continuation;

       (ii) the aggregate amount and Rate Option of the Ratable Advance which is to be converted or continued; and

      (iii) the amount and Rate Option(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

     2.3.  COMPETITIVE BID ADVANCES.

     2.3.1. COMPETITIVE BID OPTION. In addition to Ratable Advances pursuant to
Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.3, request the Banks prior to the Termination Date to make offers to make Competitive Bid Advances to the Company. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by Competitive Bid Notes.

     2.3.2. COMPETITIVE BID QUOTE REQUEST. When the Company wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto so as to be received no later than (x) 10:00 a.m. Chicago time at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (y) 10:00 a.m. Chicago time at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree), specifying:

         (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance,

         (b) subject to Section 2.4.2 hereof, the aggregate principal amount of such Competitive Bid Advance,

         (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both, and

         (d) the Interest Period applicable thereto (which may not end after the Termination Date).

The Company may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "C" hereto shall be rejected, and the Administrative Agent shall promptly notify the Company of such rejection by telex or telecopy.

     2.3.3. INVITATION FOR COMPETITIVE BID QUOTES. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Administrative Agent shall send to each of the Banks by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, which shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

     2.3.4.  SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

         (a) Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Administrative Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (x) 1:00 p.m. Chicago time at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (y) 9:00 a.m. Chicago time on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree); PROVIDED that Competitive Bid Quotes submitted by First Chicago may be submitted, and may only be submitted, if the Administrative Agent or First Chicago notifies the Company of the terms of the offer or offers contained therein not later than (x) 12:45 p.m. Chicago time at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (y) 8:45 a.m. Chicago time on the proposed Borrowing Date, in the case of an Absolute Rate Auction. Subject to Articles IV and VII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

       (b) Each Competitive Bid Quote shall in any case specify:

         (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

         (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Bank, (2) must be at least $10,000,000 and an integral multiple of $5,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

         (iii) in the case of a Eurodollar Auction, the Eurodollar Bid Rate offered for each such Competitive Bid Loan;

         (iv) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

         (v) the minimum amount, if any, of the Competitive Bid Loan that may be accepted by the Company and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Bank that may be accepted by the Company;

         (vi) the applicable Eurodollar Bid Rate Interest Period or Absolute Rate Interest Period, as the case may be; and

         (vii) the identity of the quoting Bank.

       (c) The Administrative Agent shall reject any Competitive Bid Quote that:

         (i) is not substantially in the form of Exhibit "E" hereto or does not specify all of the information required by Section 2.3.4(b);

         (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "E";

        (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

        (iv) arrives after the time set forth in Section 2.3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Administrative Agent shall notify the relevant Bank of such rejection as soon as practical.

     2.3.5. NOTICE TO COMPANY. The Administrative Agent shall promptly notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

     2.3.6. ACCEPTANCE AND NOTICE BY COMPANY. Not later than (x) 2:00 p.m. Chicago time at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (y) 10:00 a.m. Chicago time on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree), the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.3.5; PROVIDED, HOWEVER, that the failure by the Company to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part; PROVIDED that:

         (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

       (b) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be, and

       (c) the Company may not accept any offer of the type described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

     2.3.7. ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Bank shall be allocated a portion of any Competitive Bid Advance that is less than the minimum amount that such Bank has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances and by 11:00 a.m. (Chicago time) in the case of Absolute Rate Advances, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.

     2.3.8. ADMINISTRATION FEE. The Company hereby agrees to pay to the Administrative Agent an administration fee of $200.00 per Bank for each Competitive Bid Quote Request transmitted by the Company to the Administrative Agent pursuant to Section 2.3.2. Such administration fee shall be payable in arrears on each Payment Date (the first such payment, if any, to be made on January 15, 1995) and on the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate) for any period then ending for which such fee, if any, shall not have been theretofor paid.

     2.4.  GENERAL FACILITY TERMS.

     2.4.1. METHOD OF BORROWING. Not later than 12:00 noon Chicago time on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent shall deposit the funds so received from the Banks in the Company's account at the Administrative Agent's main office in Chicago. Notwithstanding the foregoing provisions of this
Section 2.4.1, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

     2.4.2. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $10,000,000 (and in integral multiples of $5,000,000 if in excess thereof);

PROVIDED, HOWEVER, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

     2.4.3. REQUIRED PAYMENTS; TERMINATION. (a) All outstanding Ratable Advances and all other unpaid Obligations shall be paid in full by the Company on the Termination Date.

     (b) Each Competitive Bid Advance shall mature and be paid in full by the Company on the last day of the Interest Period applicable thereto.

     2.4.4. OPTIONAL PRINCIPAL PAYMENTS. The Company may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period; PROVIDED, HOWEVER, that, if for any reason Section 3.1 hereof is applicable to any Fixed Rate Advance, such Fixed Rate Advance may be paid, subject to Section 3.4 hereof, prior to the last day of the applicable Interest Period therefor upon five Business Days' prior notice to the Administrative Agent.

     2.4.5.  FEES; PRICING SCHEDULE.

     (a) FACILITY FEES. The Company hereby agrees to pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee") of (a) for any day on which Level I Status exists, 0.08 of 1% per annum, (b) for any day on which Level II Status exists, 0.09 of 1% per annum, (c) for any day on which Level III Status exists, 0.10 of 1% per annum, and (d) for any day on which Level IV Status exists, 0.15 of 1% per annum, on the Aggregate Commitment for the period from November 30, 1994 to but excluding the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate), payable in arrears on each Payment Date (the first such payment to be made on January 15, 1995) and on the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate) for any period then ending for which such fee shall not have been theretofor paid. The Company shall give prompt notice to the Administrative Agent of any changes in the Status Level in accordance with
Section 6.15.

     (b) USAGE FEES. If, on any day during the period from November 30, 1994 to but excluding the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate), (a) the aggregate outstanding principal amount of the Advances is greater than 50% of the Aggregate Commitment and (b) Level III Status or Level IV Status exists, the Company hereby agrees to pay to the Administrative Agent for the account of each Bank a usage fee of 0.05 of 1% per annum (the "Usage Fee") on the aggregate outstanding principal amount of the Advances, payable in arrears on each Payment Date and on the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate) for any period then ending for which such fee shall not have been theretofor paid. The

Company shall give prompt notice to the Administrative Agent of any changes in the Status Level in accordance with Section 6.15.

     (c) The following schedule illustrates how the Applicable Margin, Facility Fees, and Usage Fees, will apply to the Company in different Status Levels:

- --------------------------------------------------------------------------------
            PRICING SCHEDULE (expressed in basis points per annum)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Status Level       Level I           Level II           Level III       Level IV
- --------------------------------------------------------------------------------
                                 At least equal to     Lower than
                                 A+ and A1 but not     Level II and
Ratings           Higher than    higher than both      higher than
S&P/Moody's       A+ and A1      A+ and A1             or equal to    Lower than
                                                       A- and A3      A- or A3
- --------------------------------------------------------------------------------
Facility Fee          8               9                    10            15
- --------------------------------------------------------------------------------
Applicable Margin    20              20                    20            30
- --------------------------------------------------------------------------------
Usage Fee (if         0               0                     5             5
usage is greater
than 50%)
- --------------------------------------------------------------------------------


     2.4.6. REDUCTION OR TERMINATION OF THE AGGREGATE COMMITMENT.

       (a) The Company may from time to time prior to the Termination Date permanently reduce the Aggregate Commitment in whole (upon payment in full of the Notes and other Obligations of the Company hereunder), or in part in a minimum amount of $10,000,000 (and in multiples of $5,000,000 if in excess thereof), upon at least ten Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction.

       (b) If, after giving effect to any reduction or termination of the Aggregate Commitment pursuant to this Section 2.4.6, the aggregate principal amount of all outstanding Advances would otherwise exceed the aggregate amount of the Aggregate Commitment, the Company shall pay or prepay the Loans in an aggregate principal amount equal to such excess, together with all accrued and unpaid interest and fees and all other amounts due and owing pursuant to Article III hereof to the date of payment or prepayment, provided that the Company shall select the Loans to be paid or prepaid, and the amounts to be paid or prepaid, so that any partial payment or prepayment of the Loans of any type on any day shall be in an aggregate principal amount at least equal to $1,000,000 and so that, insofar as possible, no prepayment of a Loan shall be made other than on the last day of an Interest Period therefor.

     2.4.7. INTEREST PERIODS. Subject to Sections 2.2.4 and 2.4.8, (a) each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance, and (b) each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Floating Rate Advance is made until it becomes due, at a rate per annum equal to the Corporate Base Rate for such day.

     2.4.8. RATE AFTER MATURITY. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Corporate Base Rate plus 2% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of the rate otherwise applicable to such Interest Period plus 2% per annum or the Corporate Base Rate plus 2% per annum.

     2.4.9. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Fixed Rate Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Fixed Rate Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest on Floating Rate Advances and all fees shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m.(Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.4.10. METHOD OF PAYMENT. Subject to the last sentence of Section 2.4.1, all payments of principal, interest, and fees hereunder shall be made, without setoff, deduction, counterclaim or withholding for taxes, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII (or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company at least one Business Day prior to the date of any such payment) by 1:00 p.m. (Chicago time) on the date when due and shall be made ratably among all Banks in the case of fees and payments in respect of Ratable Advances and ratably among the applicable Banks in respect of Competitive Bid Advances. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. Upon two Business Days' prior notice, by telephone or telecopy, to the Company, the Administrative Agent is hereby authorized to charge the account of the Company for each payment of principal, interest and fees as it becomes due hereunder.

     2.4.11. NOTES; TELEPHONIC NOTICES. Each Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; PROVIDED, HOWEVER, that any such recordations shall be conclusive and binding upon the Company, absent manifest error, and failure to so record shall not affect the Company's obligations under any Note. The Company hereby authorizes the Banks and the Administrative Agent to extend, convert or continue Advances, effect Rate Option selections, transfer funds and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an Authorized Officer. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by any two Authorized Officers. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

     2.4.12. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice and repayment notice received by it hereunder. The Administrative Agent will notify each Bank of the interest rate applicable to each Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Corporate Base Rate or the Status Level. Each Reference Bank agrees to furnish timely information for the purpose of determining the Eurodollar Base Rate and the Corporate Base Rate.

     2.4.13. LENDING INSTALLATIONS. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written telex or telecopy notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Each notice given pursuant to this Section 2.4.13 shall be given prior to the time the Loans or payments referred to in such notice are to be made.

      2.4.14. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Company or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day (as determined by the Administrative Agent) or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

      2.4.15. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES


      3.1. YIELD PROTECTION. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof by any governmental authority or agency, or compliance of any Bank with such,

        (i) subjects any Bank or any applicable Lending Installation, directly or indirectly, to any additional tax, duty, charge or withholding on or from payments due from the Company (excluding taxation of the overall net income of any Bank or applicable Lending Installation), or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder, or

        (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

        (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, then, within 15 days of demand by such Bank, the Company shall pay such Bank that portion of such increased expense incurred or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment. At the time of such demand, such Bank shall provide the Company with a written statement setting forth the amount that would adequately compensate such Bank for such increased expense or reduction and setting forth in reasonable detail the assumptions and calculations upon which such Bank determined such amount; provided, however, that the Company shall maintain, at all times, the confidentiality of any such written statement, including without limitation its content, delivered to the Company by any such Bank.

      3.2. CAPITAL ADEQUACY. If a Bank determines the amount of capital required or expected to be maintained by such Bank, any Lending Installation of such Bank or any corporation controlling such Bank is increased as a result of a Change in Law, then, such affected Bank shall so notify the Company and the Administrative Agent within ninety (90) days of such Change in Law. At the time of such notification such affected Bank shall provide the Company with a written statement setting forth the amount that would adequately compensate such affected Bank for any shortfall in the rate of return on the portion of such increased capital which such affected Bank determines is attributable to this Agreement, its

Loans or its obligation to make Loans hereunder (after taking into account such affected Bank's policies as to capital adequacy) and setting forth in reasonable detail the assumptions and calculations upon which such affected Bank determined such amount; provided, however, that the Company shall maintain, at all times, the confidentiality of any such written statement, including without limitation its content, delivered to the Company by any such affected Bank. The Company and such affected Bank shall thereafter negotiate in good faith an agreement to increase the facility fee payable to the affected Bank under this Agreement, which, in the opinion of such affected Bank, will adequately compensate such affected Bank for such shortfall so long as such Change in Law is in effect. If such increase is approved in writing by the Company within forty-five (45) days from the date of the notice to the Company from such affected Bank, the facility fee payable by the Company under this Agreement shall, effective from the date of the effective date of such Change in Law, include the amount of such agreed increase and the Company will so notify the Administrative Agent. If the Company and such affected Bank are unable to agree on such an increase within forty-five
(45) days from the date of the notice to the Company from such affected Bank, the Company shall, by written notice to such affected Bank within fifty (50) days from the date of the aforesaid notice to the Company from such affected Bank, elect either to (a) terminate the Commitment of, or replace, such affected Bank; provided, however, that, prior to or concurrent with any such termination or replacement, all amounts due and owing to but excluding the date of termination or replacement by the Company to such affected Bank under this Agreement (including without limitation all amounts due and owing under this Section 3.2) shall have been paid in full, or (b) increase the facility fee payable to such affected Bank by the amount requested by such affected Bank, effective from the date of the effective date of such Change in Law. Without limiting the foregoing, if the Company elects to take the action described in clause (b) of the preceding sentence, it may simultaneously therewith reduce the Commitment of such affected Bank by an amount chosen by the Company and if, after giving effect to any such reduction, the aggregate principal amount of all outstanding Loans of such affected Bank would otherwise exceed its Commitment, the Company shall pay or prepay the Loans in an aggregate principal amount equal to such excess, together with all accrued and unpaid interest and fees and all amounts due and owing under Section 3.4 hereof to the date of payment or prepayment. If the Company fails to provide notice to such affected Bank as described in the second preceding sentence by such fiftieth day, the Company shall be deemed to have taken the action described in clause (b) above. If the Company elects to take the action with respect to replacement of such affected Bank described in clause (a) above, it may, upon prior written notice to the Administrative Agent and subject to the provisions hereof and of Section 12.1 hereof, simultaneously therewith replace such affected Bank with another bank and instruct such affected Bank to assign all of its interests hereunder to such replacement bank in accordance with Section 12.1 hereof.

      3.3. AVAILABILITY OF FIXED RATE OPTIONS. If any Bank determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Fixed Rate and require any Fixed Rate Advances outstanding under an affected Fixed Rate to be repaid; or if the Required Banks determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Fixed Rate with respect to any Advances made after the date of any such determination, or (ii) a Fixed Rate does not accurately reflect the cost of making a Fixed Rate Advance at such Fixed Rate, then, if for any reason whatsoever the provisions of Sections 3.1 or 3.2 hereof are inapplicable, the Administrative Agent shall suspend the availability of the affected Fixed Rate with respect to any Advances made after the date of any such determination.

      3.4. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made or prepaid on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any direct loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

      3.5. BANK CERTIFICATES; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Company to such Bank under Sections 3.1 or 3.2 hereof or to avoid the unavailability of a Fixed Rate under Section 3.3, so long as such designation is not disadvantageous to such Bank, in such Bank's sole determination and discretion. Each Bank shall deliver a certificate of such Bank as to the amount due, if any, under Sections
3.1 or 3.4 hereof. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1, 3.2 and 3.4 hereof shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT


      4.1. INITIAL ADVANCE. The Banks shall not be required to make the initial Advance hereunder unless, on or before the date of execution hereof, the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Banks:

      (a) Copies of the Certificate of Incorporation of the Company, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

      (b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents.

      (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

      (d) A certificate, signed by the chief financial officer of the Company, stating that on the date of execution hereof no Default or Unmatured Default has occurred and is continuing.

      (e) A written opinion of the Company's counsel, addressed to the Banks in substantially the form of Exhibit "F" hereto.

      (f) A Ratable Note payable to the order of each of the Banks and a Competitive Bid Note payable to the order of each of the Banks.

      (g) A duly completed Loan/Credit Related Money Transfer Instruction in substantially the form of Exhibit "G" hereto.

      (h) Evidence, in form and substance satisfactory to the Administrative Agent and the Banks, of the termination by the Company of those certain credit facilities evidenced by that certain Credit Agreement, dated as of January 15, 1993 (as heretofore amended or modified, the "Existing Credit Agreement"), among the Company, the Banks named therein, and The First National Bank of Chicago, First National Bank of Louisville, and Morgan Guaranty Trust Company of New York, as Co-Agents, and The First National Bank of Chicago, as Administrative Agent, and of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement.

      (i) Such other documents as the Administrative Agent, any Bank or their respective counsel may have reasonably requested.

      4.2.  EACH ADVANCE.  No Bank shall be required to make any Advance
(other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

      (a)   There exists no Default or Unmatured Default.

      (b) The Company reaffirms the truth and correctness of the representations and warranties contained in Article V, excluding (i)
            Section 5.5; (ii) Section 5.8 as to Subsidiaries other than Significant Subsidiaries; and (iii) changes in Schedule "1" hereto reflecting transactions permitted by this Agreement.

      (c) All legal matters incident to the making of such Advance shall be satisfactory to the Administrative Agent and the Banks and their respective counsel.

      Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


      The Company represents and warrants to the Administrative Agent and the Banks that:

      5.1. CORPORATE EXISTENCE AND STANDING. Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and the failure so to qualify would have a Material Adverse Effect.

      5.2. AUTHORIZATION AND VALIDITY. The Company has the corporate power, authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings.

      5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's certificate or articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, or to the extent that any of the foregoing is required, all such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, or exemptions have been validly procured and have not been rescinded.

      5.4. FINANCIAL STATEMENTS. The July 31, 1994 consolidated financial statements of the Company and the Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5. MATERIAL ADVERSE CHANGE. Since July 31, 1994 through the date of execution hereof, there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries which would have a Material Adverse Effect.

      5.6. TAXES. The Company and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended April 30, 1990. No tax liens have been filed and no claims are being asserted with respect to any such taxes which would have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7. LITIGATION. There is no litigation, arbitration, or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which would have a Material Adverse Effect.

      5.8. SUBSIDIARIES. Schedule "1" hereto contains an accurate list of all of the presently existing Subsidiaries of the Company, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      5.9. ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, and neither the Company nor any of its Subsidiaries has withdrawn from any Plan or initiated steps to do so and no steps have been taken to terminate any Plan where any such withdrawal or termination could have a Material Adverse Effect.

      5.l0. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Company or any Subsidiary to the Administrative Agent or to any Co-Agent or Bank in connection with the negotiation of the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11. COMPLIANCE WITH LAWS. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property, except where the failure so to comply would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations, which non-compliance would have a Material Adverse Effect.

      5.12. REGULATIONS U AND X. Margin Stock (as defined in Regulations U and X) constitutes less than 25% of those assets of the Company and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

      5.13. INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of Investment Company Act of 1940, as amended.

      5.14. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                  ARTICLE VI

                                   COVENANTS


      During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

      6.1. FINANCIAL REPORTING. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Banks:

            (a) Within 120 days after the close of each of its fiscal years, a copy of the then relevant Form 10-K report (such report, together with any successor thereto, is hereinafter referred to as the "Form 10-K Report") regarding the

        Company and its Subsidiaries filed with the SEC; provided, however, that, in any event, the Company shall furnish to the Banks financial information that is, in form and substance, materially the same as that which is required, as of the date hereof, by the SEC to appear in a Form 10-K report, and such Form 10-K Report shall be accompanied by a certificate of independent certified public accountants (acceptable to the Banks, which acceptance shall not be unreasonably withheld) to the effect that, in the course of their examination necessary for their certification of such financial information, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof. To the extent the Company already has provided copies of the then relevant Form 10-K Report to the Banks pursuant to Section 6.1(e) hereof, and, at that time the Company notified each Bank that such Form 10-K Report was being furnished to satisfy the requirements of Sections 6.1(a) and (e), then the Company need not furnish additional copies of such Form 10-K Report to the Banks in order to satisfy the requirements of this Section.

        (b) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a copy of the then relevant Form 10-Q report (such report, together with any successor thereto, is hereinafter referred to as the "Form 10-Q Report") regarding the Company and its Subsidiaries filed with the SEC; provided, however, that, in any event, the Company shall furnish to the Banks financial information that is, in form and substance, materially the same as that which is required, as of the date hereof, by the SEC to appear in a Form 10-Q report, and such Form 10-Q Report shall be certified by its chief financial officer. To the extent the Company already has provided copies of the then relevant Form 10-Q Report to the Banks pursuant to Section 6.1(e) hereof, and, at that time the Company notified each Bank that such Report was being furnished to satisfy the requirements of Sections 6.1(b) and (e), then the Company need not furnish additional copies of such Form 10-Q Report to the Banks in order to satisfy the requirements of this Section.

        (c) Together with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

        (d) Within 15 days of the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

        (e) Within 15 days of the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any Subsidiary files with the SEC unless furnished by the Company pursuant to Section 6.1(a) or (b) hereof.

        (f) Such other information (including non-financial information) as the Administrative Agent or any Bank may from time to time reasonably request.

      6.2. USE OF PROCEEDS. The Company will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for general corporate purposes, including without limitation, Acquisitions, and to repay outstanding Advances. The Company will not, nor will it permit any Subsidiary to, use the proceeds of any Advance in violation of Regulations U and X.

      6.3. NOTICE OF DEFAULT. The Company will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Banks of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which would have a Material Adverse Effect.

      6.4. CORPORATE EXISTENCE AND STANDING. The Company will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction where, because of the nature of its activities or properties, failure to maintain such authority would have a Material Adverse Effect.

      6.5. TAXES. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

      6.6. INSURANCE. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice.

      6.7. COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure so to comply would not have a Material Adverse Effect.

      6.8. INSPECTION. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Banks, by their respective representatives and agents, to inspect any of the properties of the Company and each Subsidiary and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or the Banks may designate. Upon the request of the Administrative Agent or any Bank, the Company will provide to the Administrative Agent and the Banks copies of those corporate documents which the Banks reasonably believe to be relevant to this Agreement, the other Loan Documents or the transactions contemplated hereby.

      6.9. MERGER. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except (a) that a Subsidiary may merge with the Company or a Wholly-Owned Subsidiary, and (b) that the Company may merge or consolidate with or into any other Person, so long as
(i) immediately after giving effect to any such merger or consolidation, no Default, or Unmatured Default shall have occurred and be continuing, (ii) the Person surviving the merger or consolidation is a solvent corporation organized and existing under the laws of the United States of America or any state thereof, and (iii) such surviving Person executes and delivers to the Administrative Agent an agreement in form and substance satisfactory to the Banks, containing an assumption by such Person of the due and punctual payment and observance of all Obligations of the Company hereunder and under the Notes with the same effect as if such Person had originally been the Company hereunder and thereunder. Any such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such surviving Person had been named as the Company herein. No such transaction shall have the effect of releasing (A) the Company if the Company shall be the surviving Person, or (B) if the Company shall not be the surviving Person, any successor Person that shall have become a successor Person in the manner prescribed in this Section 6.9, from its liability hereunder and under the Notes.

      6.10. SALE AND LEASEBACK. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Subsidiary of any Principal Property, acquired or placed into service more than 180 days prior to such arrangement (except for leases of five years or less), whereby such property has been or is to be sold or transferred by the Company or any Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless:

      (a) the Company or any Subsidiary would, at the time of entering into such transaction, be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Obligations pursuant to Section 6.11 hereof, or

      (b) the Company shall covenant that the Company will apply an amount equal to the net proceeds from the sale of the Principal Property so leased to the payment of the Obligations within ninety (90) days of the effective date of any such Sale and Lease-Back Transaction, provided, the covenant contained in this Section 6.10 shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section
6.11 hereof or this Section 6.10, Attributable Debt with respect to any Sale and Lease-Back Transaction if:

      (i) such Sale and Lease-Back Transaction is entered into in connection with transactions which are part of an industrial development or pollution control financing or,

      (ii) the only parties involved in such Sale and Lease-Back Transaction are the Company and any Subsidiary.

      6.11.  LIENS.  The Company will not, nor will it permit any Subsidiary to, incur, issue, assume, or guarantee any Indebtedness, if such Indebtedness is secured by a Lien upon or with respect to any Principal Property of the Company or any Subsidiary, now owned or hereafter acquired, without in any such case effectively providing, concurrently with the incurrence, issuance, assumption or guarantee of any such Indebtedness, that the Obligations shall be secured equally and ratably with (or prior to) such Indebtedness, for so long as such other Indebtedness shall be so secured, except that this Section 6.11 shall not apply to, and there shall be excluded from secured Indebtedness of the Company and any Subsidiary in any computation under this Section, Indebtedness of the Company or any Subsidiary secured by:

      (a) Liens affecting property of any corporation existing at the time such corporation becomes a Subsidiary or at the time it is acquired by the Company or a Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Subsidiary;

      (b) Liens existing at the time of acquisition of the property affected thereby, or Liens incurred to secure payment of all or part of the purchase price of such property or to secure Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof (provided such Liens are limited to such property and improvements thereto);

      (c) Liens placed into effect prior to, at the time of or within 180 days of completion of, construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction (or improvement) of such facilities, or to secure Indebtedness incurred to provide funds for any such purpose (provided such Liens are limited to the property or portion thereof upon which the construction being so financed occurred and to improvements the cost of construction of which is being so financed);

      (d) Liens which secure only Indebtedness owing by a Subsidiary to the Company or to a wholly-owned Subsidiary;

      (e) Liens required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any state thereof, or any department, agency, instrumentality or political subdivision of any of the foregoing, and Liens in favor of such entities on property owned or leased by the Company or a Subsidiary to secure (i) any Indebtedness incurred by the Company or such Subsidiary for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Liens are limited to the property or portion thereof upon which the construction being so financed occurred and to the improvements, the cost of construction of which is being so financed), or (ii) the cost needed to permit the attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Liens shall not extend to other property of the Company or any Subsidiary; or

      (f) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (e), inclusive of any Indebtedness secured thereby, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, or replacement.

Notwithstanding the foregoing provisions of this Section 6.11, the Company or any of its Subsidiaries shall be entitled to incur, issue, assume or guarantee Indebtedness secured by a Lien which is not excepted by clauses (a) through (f) above without equally and ratably securing the Obligations, provided that the aggregate amount of all Indebtedness then outstanding secured by such Lien and all similar Liens, plus all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions which, if treated as a Lien would not be excepted under (a) through (f) above, does not exceed 10% of the Consolidated Assets of the Company.

      6.12. AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (other than the Company and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company than the Company or such Subsidiary would obtain in a comparable arms-length transaction; provided that nothing contained in this
Section 6.12 shall prevent the Company or its Subsidiaries from paying a dividend to its respective shareholders.

      6.13. TOTAL INDEBTEDNESS RATIO. The Company will not permit at any time the ratio of (a) Total Indebtedness to (b) Net Worth to exceed 2.0:1.

      6.14. NET WORTH. The Company will maintain at all times a Net Worth equal to or greater than $350,000,000; provided, however, that, in determining the Net Worth of the Company for purposes of this Section 6.14, the Net Worth of the Company shall be computed without giving effect to any reductions of Net Worth made in accordance with generally accepted principles of accounting from time to time with respect to the redemption, repurchase, acquisition or retirement by the Company after the date of this Agreement of any of its capital stock at any time outstanding.

      6.15. NOTIFICATION OF CHANGE IN RATINGS. The Company shall notify the Administrative Agent in writing of any actual change in the ratings by S&P or Moody's of the Company's senior unsecured long-term debt securities within 15 days after the Company becomes aware of such change.

                                  ARTICLE VII

                                   DEFAULTS


      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made (including without limitation any representations or warranties made pursuant to Section 4.2 hereof) by or on behalf of the Company or any Subsidiary to the Banks or the Administrative Agent under or in connection with this Agreement, any Advance, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false as of the date on which made or deemed made.

      7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3. The breach by the Company of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.9, 6.10, 6.11 or 6.12.

      7.4. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Administrative Agent or any Bank.

      7.5. (a) Failure of the Company or any Subsidiary to pay when due (whether by acceleration or otherwise) any other Indebtedness in an aggregate principal amount greater than $25,000,000;

           (b) any Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount greater than $25,000,000 shall be declared to be due and payable or required to be prepaid ( whether by redemption, purchase, offer to purchase, or otherwise, but other than by a regularly scheduled payment) prior to the stated maturity thereof; or

            (c) the Company or any Significant Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Company or any Significant Subsidiary shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(d) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Company or any Significant Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Significant Subsidiary or any substantial part of its property, or a proceeding described in Section 7.6(d) shall be instituted against the Company or any Significant Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation") all or any portion of the property of the Company or any Subsidiary which, when taken together with all other property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or controlled of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      7.9. The Company or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or orders for the payment of money in excess of $25,000,000 in the aggregate, which is not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. Any Reportable Event shall occur in connection with any Plan.

      7.11. The Company or any Subsidiary shall have had adversely and finally determined against it any proceeding pertaining to the violation of any federal, state or local environmental, health or safety law or regulation, which would have a Material Adverse Effect.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs, the Commitments of the Banks shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, the Required Banks may terminate or suspend the Commitments of the Banks if still in existence, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives. Upon receipt of notice from the Required Banks, the Administrative Agent shall promptly advise the Company and the other Banks of any such termination and/or declaration by the Required Banks, but failure to do so shall not impair the effect of such termination and/or declaration.

      8.2. AMENDMENTS. Subject to this Article VIII, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all of the Banks:

           (a) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or change the time of payment of interest or fees thereon.

           (b) Change the percentage specified in the definition of Required Banks.

           (c) Increase the amount of the Commitment of any Bank hereunder, or permit the Company to assign its rights under this Agreement except as permitted under Section 6.9 hereof.

           (d) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

      8.3. PRESERVATION OF RIGHTS. No delay or omission of the Banks or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full.


                                  ARTICLE IX

                              GENERAL PROVISIONS

      9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

      9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3. TAXES. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

      9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Company, the Administrative Agent and the Banks and supersede all prior agreements and understandings among the Company, the Administrative Agent and the Banks relating to the subject matter thereof.

      9.6. SEVERAL OBLIGATIONS. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      9.7. EXPENSES; INDEMNIFICATION. The Company shall reimburse the Administrative Agent for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the administration, amendment, and modification of the Loan Documents. The Company also agrees to reimburse the Administrative Agent and the Banks for any costs and out-of-pocket expenses (including attorneys' fees and time charges of the attorneys for the Administrative Agent and the Banks, which attorneys may be employees of the Adminstrative Agent or the Banks) paid or incurred by the Administrative Agent or any Bank in connection with the collection and enforcement of the Loan Documents. The Company further agrees to indemnify each of the Administrative Agent and the Banks, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except for any such losses, claims, damages, penalties, judgments, liabilities or expenses arising on account of any such party's negligence, bad faith or willful misconduct. The obligations of the Company under this Section shall survive the termination of this Agreement.

      9.8. NUMBER OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.

      9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements.

      9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.11. NONLIABILITY OF BANKS. The relationship between the Company, the Banks, the Co-Agents and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Administrative Agent nor any Co-Agent or Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations.

     9.12. NONRELIANCE. Each Bank hereby represents that it is not relying on or looking to any "margin stock" (as defined in Regulations U and X) for the repayment of the Loans provided for herein.

     9.13. CONFIDENTIALITY. Each Bank agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to other Banks, (ii) to legal counsel and accountants to that Bank, (iii) to regulatory officials as required, (iv) to any Person as required by law, regulation, or legal process, and (vi) permitted by
Section 12.3.


                                   ARTICLE X

                                  THE AGENTS

     10.1. APPOINTMENT. The First National Bank of Chicago is hereby appointed Administrative Agent hereunder, and each of the Banks irrevocably authorizes the Administrative Agent to act as the administrative agent of such Bank. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement. The First National Bank of Chicago and Morgan Guaranty Trust Company of New York are each hereby appointed to act as a Co-Agent hereunder. No Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as Co-Agent.

     10.2. POWERS. The Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Administrative Agent.

     10.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not have any duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF BANKS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF ADMINISTRATIVE AGENT AND COUNSEL. The Administrative Agent may execute any of its respective duties as Administrative Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its respective duties hereunder and under any Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

      10.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Banks agree to reimburse and indemnify the Administrative Agent, ratably in proportion to its Commitment, upon demand (i) for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Banks, in connection with the administration, amendment and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any of its directors, officers, and employees in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

     10.9. RIGHTS AS A BANK. With respect to its Commitment, Loans made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Administrative Agent.

     10.l0. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company, such resignation to be effective upon the appointment of the successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Company shall have the right to appoint, on behalf of itself and the Banks, a successor Administrative Agent, subject to the written approval of the Required Banks of such successor Administrative Agent, which approval shall not be unreasonably withheld. If no successor Administrative Agent (i) shall have been so appointed by the Company and (ii) shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Company and the Banks, a successor Administrative Agent. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Banks may perform all the duties of the Administrative Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the

Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS


     11.1. SETOFF. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any Bank, or any Affiliate thereof, to the Company (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness may be setoff and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company may not assign its rights or obligations under the Loan Documents, except as provided in Section 6.9 hereof, and (ii) subject to Section 3.2 hereof, no assignment by any Bank of all or any part of its rights or benefits under the Loan Documents may be made without the prior written consent of the Company. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of assignment or transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.  PARTICIPATIONS.

     12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. Prior written notice to the Company of the sale of any such participation shall be required prior to a participation becoming effective with respect to a Participant. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

     12.2.2. VOTING RIGHTS. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

     12.3. DISSEMINATION OF INFORMATION. The Company authorizes each Bank to disclose to (i) any Participant or assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") any and all financial or other information pertaining to the Company and its Subsidiaries which the Company is required to furnish to the Banks in accordance with this Agreement, and (ii) any prospective Transferee any and all financial or other information pertaining to the Company and its Subsidiaries which the Company is required to furnish to the Banks pursuant to Sections 6.1(a) through 6.1(e); provided that each Transferee and prospective Transferee agrees to be bound by Section 9.13 of this Agreement.

     12.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.4.15.


                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1. GIVING NOTICE. Except as otherwise permitted hereunder, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by fascimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2. CHANGE OF ADDRESS. The Company, the Administrative Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                 COUNTERPARTS


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Banks and each party has notified the Administrative Agent by telex, facsimile or telephone, that it has taken such action.


                                  ARTICLE XV

                CHOICE OF LAW; JURISDICTION; JURY TRIAL WAIVER
                ----------------------------------------------

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


     IN WITNESS WHEREOF, the Company, the Banks, the Co-Agents and the Administrative Agent have executed this Agreement as of the date first above written.

                                           BROWN-FORMAN CORPORATION

                                               /s/ Christopher A. Sailer
                                           By: ______________________________
                                           Title:  Treasurer

                                               /s/ Terry L. Lange
                                           By: ______________________________
                                           Title:  Assistant Treasurer


                                               850 Dixie Highway
                                               Louisville, Kentucky  40210
                                               Attention: Treasurer
                                               Telephone: (502) 585-1100
                                               Telecopy:  (502) 774-7833

COMMITMENTS

$22,500,000                     THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually, as Co-Agent and as Administrative
                                Agent

                                     /s/ Steven R. Fercho
                                By: ______________________________
                                Title: Vice President


                                       One First National Plaza
                                       Suite 0324, 1-10
                                       Chicago, IL  60670
                                       Attention: Steven R. Fercho
                                                  Vice President
                                       Telephone: (312) 732-6466
                                       Telecopy:  (312) 732-1712

                                       For Competitive Bid Advances:
                                       Telephone: (312) 732-7659
                                                  (Ernest Misiora)
                                       Telecopy:  (312) 732-4840

$22,500,000                     MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, Individually and as Co-Agent

                                      /s/ John M. Mikolay
                                By:  _____________________________
                                Title: Vice President

                                       Morgan Guaranty Trust Company of New York
                                       60 Wall Street
                                       New York, NY  10260-0060
                                       Attention: Laura E. Reim
                                                  Vice President
                                       Telephone: (212) 648-6793
                                       Telecopy:  (212) 648-5336

                                For all Advances and/or Repayment Instructions:
                                       Telephone: (302) 634-1800
                                                  (Multi-Option Unit-Loan
                                                  Department)
                                       Telecopy:  (302) 634-1094

                                For Competitive Bid Advances:
                                       Telephone: (212) 648-0760
                                                  (John R. Dougar)
                                       Telecopy:  (212) 648-5918

$17,000,000                      ABN AMRO BANK N.V.

                                      /s/ James M. Janovsky
                                 By: ______________________________
                                 Title:  Vice President

                                      /s/ Craig P. Guinane
                                 By: ______________________________
                                 Title: Assistant Vice President

                                      One PPG Place
                                      Suite 2950
                                      Pittsburgh, PA  15222-5400
                                      Attention: James M. Janovsky
                                                 Vice President
                                      Telephone: (412) 566-2269
                                      Telecopy:  (412) 566-2266

                                      Craig P. Guinane
                                      Asssistant Vice President
                                      Telephone: (412) 566-2297
                                                 (412) 566-2266

$17,000,000                      BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION

                                       /s/ Adam Balbach
                                 By:  _____________________________
                                 Title:  Vice President

                                      231 South LaSalle Street
                                      Chicago, IL  60697
                                      Attention: Adam Balbach
                                      Telephone: (312) 828-5520
                                      Telecopy:  (312) 987-5833

$17,000,000                      BANK OF MONTREAL

                                       /s/ Randall B. Becker
                                 By: ______________________________
                                 Title:  Managing Director


                                      115 S. LaSalle - 12 West
                                      Chicago, IL  60603
                                      Attention: Randall B. Becker
                                                 Managing Director
                                      Telephone: (312) 750-3723
                                      Telecopy:  (312) 750-4314

$17,000,000                      CITIBANK N.A.

                                 By:      /s/ Barbara A. Cohen
                                    ----------------------------------
                                 Title:  Vice President

                                      200 S. Wacker Drive, 31st Floor
                                      Chicago, IL  60521
                                      Attention: Daniel Penkar
                                                 Vice President
                                      Telephone: (312) 993-3052
                                      Telecopy:  (312) 993-6840


$17,000,000                      CORESTATES BANK, N.A.

                                 By:      /s/ Thomas J. McDonnell
                                     ---------------------------------
                                 Title:  Vice President

                                      P.O. Box 7618
                                      Philadelphia, PA  19101
                                      Attention: Thomas J. McDonnell
                                                 Vice President
                                      Telephone: (215) 973-7667
                                      Telecopier:(215) 973-7820


$17,000,000                      FIRST NATIONAL BANK OF BOSTON


                                 By:
                                     ---------------------------------
                                 Title:  Managing Director

                                      100 Federal Street
                                      Internal Mail Code:  MABOS 01-21-03
                                      Boston, MA  02110
                                      Attention: Janet R. Sullivan
                                                 Assistant Vice President
                                      Telephone: (617) 434-3069
                                      Telecopier (617) 434-0601

$17,000,000                      THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                 By:
                                     ----------------------------------
                                 Title:

                                      245 Park Avenue
                                      New York, NY  10167
                                      Attention: Ken Biegen
                                                 Vice President
                                      Telephone: (212) 309-6574
                                      Telecopier:(212) 557-3581

$17,000,000                      MELLON BANK, N.A.

                                 By:        /s/ F.W. Okie, Jr.
                                    -----------------------------------
                                 Title:  Vice President

                                      One Mellon Bank Center
                                      Pittsburgh, PA  15258
                                      Attention: F.W. Okie, Jr.
                                      Telephone: (412) 234-4420
                                      Telecopier:(412) 236-1914


$17,000,000                      NATIONAL CITY BANK, KENTUCKY

                                 By:         /s/ Deroy Scott
                                    -----------------------------------
                                 Title:  Vice President

                                      101 South Fifth Street
                                      P.O. Box 36000
                                      Louisville, KY  40233
                                      Attention: Deroy Scott
                                                 Vice President
                                      Telephone: (502) 581-7821
                                      Telecopier (502) 581-4424

$17,000,000                      PNC BANK, KENTUCKY, INC.

                                 By:      /s/ Alan J. Bailey
                                    -----------------------------------
                                 Title:  Commercial Banking Officer

                                      Citizens Plaza
                                      Louisville, KY  40296
                                      Attention: Alan J. Bailey
                                                 Commercial Banking Officer
                                      Telephone: (502) 581-3022
                                      Telecopier:(502) 581-3355


$17,000,000                      SWISS BANK CORPORATION

                                 By:      /s/ T. David Dunkleman
                                    -----------------------------------
                                 Title:  Associate Director

                                 By:       /s/ Nancy A. Russell
                                    -----------------------------------
                                 Title:  Associate Director

                                      141 West Jackson Blvd.
                                      8th Floor
                                      Chicago, IL  60604
                                      Attention: T. David Dunkleman
                                                 Associate Director
                                      Telephone: (312) 554-6421
                                      Telecopy:  (312) 554-6410


$17,000,000                      THE SANWA BANK, LIMITED, ATLANTA AGENCY

                                 By:
                                    ----------------------------------
                                 Title:  Vice President and Senior Manager

                                      133 Peachtree Street
                                      Suite 4750
                                      Atlanta, GA 30303
                                      Attention: P.J. Pawlak
                                                 Vice President and Sr. Manager
                                      Telephone: (404) 586-6888
                                      Telecopy:  (404) 589-1629

$17,000,000                      THIRD NATIONAL BANK IN NASHVILLE

                                 By:      /s/ Robert W. Meyer
                                    ----------------------------------
                                 Title:      First Vice President

                                      201 Fourth Avenue North
                                      Nashville, TN  37219
                                      Attention: Robert W. Meyer
                                                 First Vice President
                                      Telephone: (615) 748-4396
                                      Telecopy:  (615) 259-4119


$17,000,000                      WACHOVIA BANK OF GEORGIA, N.A.

                                 By:
                                    ----------------------------------
                                 Title:  Senior Vice President

                                      191 Peachtree St. N.E.
                                      Atlanta, GA  30303
                                      Attention: Henry H. Hagan
                                      Telephone: (404) 332-5950
                                      Telecopy:  (404) 332-6898


$17,000,000                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                 NEW YORK AND CAYMAN ISLANDS BRANCHES

                                 By:
                                    -----------------------------------
                                 Title:

                                 By:
                                    -----------------------------------
                                 Title:

                                      1211 Avenue of the Americas
                                      New York, NY  10036
                                      Attention: Thomas Lee
                                      Telephone: (212) 852-6204
                                      Telecopy:  (212) 852-6148



__________________
Total $300,000,000

                                  EXHIBIT "A"

                                PROMISSORY NOTE
                                (Ratable Loans)

$                                                           November 30, 1994
 --------------

     BROWN-FORMAN CORPORATION, a Delaware corporation (the "Company"), promises
to pay to the order of                 (the "Bank"), for the account of its
applicable Lending Installation, the lesser of the principal sum of
Dollars ($        ) or the aggregate unpaid principal amount of all Ratable
Loans made by the Bank to the Company pursuant to Sections 2.1 and 2.2 of the Credit Agreement hereinafter referred to (as the same may be amended or modified from time to time herein called the "Agreement"), in immediately available funds at the main office of The First National Bank of Chicago, as Administrative Agent, in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay the principal of, and accrued and unpaid interest on, the Ratable Loans in full on the Termination Date and shall make such mandatory payments as are required to be made under the terms of Section
2.4.6 of the Agreement.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder.

     This Promissory Note (Ratable Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of November 30, 1994, among the Company; The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; The First National Bank of Chicago, as Administrative Agent; and the banks named therein, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Promissory Note (Ratable Loans) may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

    The Company expressly waives any presentment, demand, protest or notice in connection with this Promissory Note (Ratable Loans).

     This Promissory Note (Ratable Loans) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to Federal laws applicable to national banks.


                                     BROWN-FORMAN CORPORATION


                                     By:
                                        ---------------------------------------


                                     Title:
                                            -----------------------------------

                                     By:
                                        ---------------------------------------


                                     Title:
                                            -----------------------------------
                                            850 Dixie Highway
                                            Louisville, Kentucky  40210

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
                      PROMISSORY NOTE (RATABLE LOANS) OF
                           BROWN-FORMAN CORPORATION,
                            DATED NOVEMBER 30, 1994
                              TO
                                -----------------

               Principal               Maturity                Principal
               Amount of              of Interest               Amount               Unpaid
Date             Loan                   Period                   Paid                Balance
- ----           ---------              -----------              ---------             -------



                                  EXHIBIT "B"

                                PROMISSORY NOTE
                            (Competitive Bid Loans)


                                                            November 30, 1994

     BROWN-FORMAN CORPORATION, a Delaware corporation (the "Company"), promises
to pay to the order of                         (the "Bank"), for the account of
its applicable Lending Installation, the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Company pursuant to Sections
2.1 and 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified herein called the "Agreement"), in lawful money of the United States in immediately available funds at the main office of The First National Bank of Chicago, as Administrative Agent, in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period and shall make such mandatory payments as are required to be made under the terms of Section 2.4.6 of the Agreement.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

     This Promissory Note (Competitive Bid Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 30, 1994 among the Company; The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; The First National Bank of Chicago, as Administrative Agent; and the banks named therein, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Promissory Note (Competitive Bid Loans) may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     The Company expressly waives any presentment, demand, protest or notice in connection with this Promissory Note (Competitive Bid Loans).

     This Promissory Note (Competitive Bid Loans) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to Federal laws applicable to national banks.


                                         BROWN-FORMAN CORPORATION


                                         By:
                                             ----------------------------------


                                         Title:
                                               --------------------------------


                                         By:
                                             ----------------------------------


                                         Title:
                                               --------------------------------
                                               850 Dixie Highway
                                               Louisville, Kentucky  40210

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
                    PROMISSORY NOTE (COMPETITIVE BID LOANS)
                         OF BROWN-FORMAN CORPORATION,
                            DATED NOVEMBER 30, 1994
                              TO ________________


               Principal     Maturity    Principal
               Amount of   of Interest     Amount     Unpaid
Date             Loan        Period         Paid     Balance
- ----           ---------   -----------   ---------   -------

                                  EXHIBIT "C"

                         COMPETITIVE BID QUOTE REQUEST
                                (Section 2.3.2)

                                                              , 199
                                               ---------------      ----

To:        The First National Bank of Chicago,
             as Administrative Agent (the "Administrative Agent")

From:      Brown-Forman Corporation

Re: Credit Agreement (as amended from time to time, the "Agreement"), dated as of November 30, 1994 among Brown-Forman Corporation; The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; The First National Bank of Chicago, as Administrative Agent; and the Banks listed on the signature pages thereof

     We hereby give notice pursuant to Section 2.3.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date:             , 19
               -------------    --

PRINCIPAL AMOUNT \1\                  INTEREST PERIOD \2\

$

     Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate].

     Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.


                                     BROWN-FORMAN CORPORATION

                                     By:
                                        ----------------------------------

                                     Title:
                                            ------------------------------

                                     By:
                                        ----------------------------------

                                     Title:
                                           -------------------------------
                                           850 Dixie Highway
                                           Louisville, Kentucky  40210
- --------------
\1\ Amount must be at least $10,000,000 and an integral multiple of $5,000,000. \2\ One, two or three months (Eurodollar Auction) or at least 14 and up to 90 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Bid Rate Interest Period and Absolute Rate Interest Period.

                                  EXHIBIT "D"

                     INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.3.3)


                                                         ________________, 199__
To:   [Name of Bank]

Re:   Invitation for Competitive Bid Quotes to
      Brown-Forman Corporation (the "Company")

      Pursuant to Section 2.3.3 of the Credit Agreement dated as of November 30, 1994 (as amended from time to time, the "Agreement") among the Company; the Banks parties thereto; The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; and the undersigned, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Advance(s):

Borrowing Date: _____________, 19___

Principal Amount                              Interest Period
- ----------------                              ---------------
$

      Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

      Please respond to this invitation by no later than [1:00 p.m.] [9:00 a.m.] Chicago time on ___________________, 19___.

                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                              as Administrative Agent


                                             By: _______________________________
                                                 Authorized Officer

                                  EXHIBIT "E"
                             COMPETITIVE BID QUOTE
                                (Section 2.3.4)

                                                      ___________________, 199__

To:       The First National Bank of Chicago, as Administrative Agent
          Attn: ____________________________

Re:       Competitive Bid Quote to Brown-Forman Corporation (the "Company")

      In response to your invitation on behalf of the Company dated ______________, 19___, we hereby make the following Competitive Bid Quote pursuant to Section 2.3.4 of the Agreement hereinafter referred to and on the following terms:

1. Quoting Bank: ______________________________
2. Person to contact at Quoting Bank: _________________________
3. Borrowing Date: ____________________, 19___ \1
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal    Interest      [Competitive     [Absolute    Minimum
Amount \2    Period \3    Bid Margin \4]     Rate \5]    Amount \6
- ---------    ---------    --------------    ---------    ---------
$

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of November 30, 1994 among the Company, the Banks listed on the signature pages thereof, The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents, and yourselves, as Administrative Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                           Very truly yours,
                                           [NAME OF BANK]

                                           By: ________________________
                                               Authorized Officer

______________
\1 As specified in the related Invitation.
\2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $10,000,000 and an integral multiple of $1,000,000.
\3 One, two or three months or at least 14 and up to 90 days, as specified in the related Invitation.
\4 Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded upwards to the next higher 1/100 of 1%) and specify whether "PLUS" or "MINUS".
\5 Specify rate of interest per annum (rounded upwards to the next higher 1/100 of 1%).
\6 Specify minimum amount, if any, which the Company may accept and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Bank which the Company may accept (see Section 2.3.4(b)(v)).

                                  EXHIBIT "F"
                              OPINION OF COUNSEL
                               (Section 4.1(e))


                                                  November 30, 1994



The Banks that are parties to the Credit
Agreement described below.


Gentlemen:

      We are counsel for Brown-Forman Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with its execution and delivery of a Credit Agreement among the Company; The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; The First National Bank of Chicago, as Administrative Agent; and the Banks named therein, providing for Advances in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding and dated as of November 30, 1994 (the "Agreement"). All capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

      We have examined the Company's certificate of incorporation, by-laws, resolutions, the Loan Documents, certificates of public officials and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

      l. The Company and each Subsidiary which is a "significant subsidiary" (as defined in Rule 1-02(v) of Regulation S-X of the SEC) are corporations duly incorporated, validly existing and in good standing under the laws of their states or countries of incorporation and are duly qualified and in good standing in each jurisdiction where, because of the nature of their respective activities or properties such qualification is required and the failure to so qualify would have a Material Adverse Effect.

      2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

        (a) require any consent of the Company's shareholders;

        (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's certificate or articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Company or any Subsidiary; or

        (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Company or any Subsidiary.

      3. The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sough t.

      4. There is no litigation, arbitration or proceeding pending or, to our knowledge, threatened against or affecting the Company or any Subsidiary which is reasonably likely to be decided against the Company or such Susidiary and, if so decided, would have a Material Adverse Effect.

      5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any Subsidiary, is required to be obtained by the Company or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Company of the Obligations, or to the extent that any of the foregoing is required, all such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, or exemptions have been validly procured.

      This opinion is rendered solely for the benefit of the Banks and may not be relied on by any other party, nor may copies be delivered to any other person or filed with any governmental agency, without our prior written consent.


                                           Very truly yours,

                                  EXHIBIT "G"
                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:  The First National Bank of Chicago,
     as Administrative Agent (the "Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated November 30, 1994 (as the same may be amended or modified, the "Credit Agreement"), among Brown-Forman Corporation (the "Borrower"); The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, individually and as Co-Agents; the Agent; and the Banks named therein


     Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Company; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.4.11 of the Credit Agreement.

Facility Identification Number(s):            ABA No. 0830-0005-6

Customer/Account Name:                        Brown-Forman Corporation

Transfer Funds To:                            National City Bank, Kentucky
                                              101 South Fifth Street
                                              Louisville, Kentucky  40202

For Account No.:                              704-9000-5

Reference/Attention To:                       Terry L. Lange

Authorized Officer (Customer
    Representative)                               Date:
                                                        ----------------------

- ------------------------------                ---------------------------------
       (Please Print)                             Signature

Bank Officer Name                                 Date:
                                                       ------------------------

      Steven R. Fercho
- ------------------------------                --------------------------------
       (Please Print)                             Signature

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                 SCHEDULE "1"

                                 SUBSIDIARIES
                               (See Section 5.8)

                               Owned     Percent     Jurisdiction of
Subsidiary                       By     Ownership     Organization
- ----------                     -----    ---------    ---------------





      See Attached Schedule Prepared by the Company.

               BROWN-FORMAN CORPORATION AND AFFILIATED COMPANIES

    Schedule of Structure of Capital Stock, Date and State of Incorporation

                               November 1, 1994

- ------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NAME                        STATE AND DATE OF                  FEDERAL                    NUMBER
AND ADDRESS                               INCORPORATION    DOMICILE       ID NUMBER    STOCK TYPE   AUTHORIZED    ISSUED   PAR VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
(1)  Brown-Forman Corporation                Delaware      Kentucky       61-0143150   Common (A)   30,000,000  28,988,091   $.15
     850 Dixie Highway                       10/19/33                                  Common (B)   60,000,000  40,008,147   $.15
     Louisville, Kentucky 40210-1091                                                   Preferred     1,177,948   1,177,948  $10.00
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Brown-Forman Industries, Inc.           Delaware      Kentucky       61-0623158     Common         500        500      $10.00
     850 Dixie Highway                       12/08/50
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------
     Brown-Forman International FSC, Ltd. Virgin Islands Virgin Islands   66-0411811     Common        1,000       800    Total Cap.
     12 & 13 EST Mountain                    11/13/84                                                                     $5,000.00
     P.O. Box 887                                                                                                           No Par
     Frederiksted, U.S.V.I. 00840
- ------------------------------------------------------------------------------------------------------------------------------------
     Brown-Forman Worldwide, L.L.C.          Delaware      Kentucky       61-1270508   Capital          N/A        N/A     $20,000
     850 Dixie Highway                       08/8/94                                 Contribution
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------
     Canadian Mist Distillers, Limited        Canada        Canada            N/A        Common       500,000    260,000    No Par
     P.O. Box 217                            08/27/65
     Collingwood, Ontario, Canada
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Cromwell Investments, Inc.              Delaware      Kentucky       61-1212290     Common        1,000      1,000     No Par
     850 Dixie Highway                       07/23/91
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------
     Early Times Distillers Company          Delaware      Kentucky       61-0623164     Common          500       500      $10.00
     P.O. Box 1105                           06/13/52
     Louisville, Kentucky 40216-1105
- ------------------------------------------------------------------------------------------------------------------------------------
(5)  Fetzer Vineyards                       California    California      94-2458321     Common       10,000      601.19    No Par
     P.O. Box 227                            12/08/76
     Redwood Valley, California 95470
- ------------------------------------------------------------------------------------------------------------------------------------
(2)  Fratelli Bolla International
       Wines, Inc.                           Kentucky     New York       61-0926706     Common        1,000        10      No Par
     New York, New York                      06/24/77                                  Preferred      1,000        -0-     No Par
- ------------------------------------------------------------------------------------------------------------------------------------
     Jack Daniel Distillery,                 Kentucky      Tennessee      61-0399125     Common        5,050       5,050   $100.00
     Lem Motlow, Prop., Inc.                 07/12/45
     Lynchburg, Tennessee 37352
- ------------------------------------------------------------------------------------------------------------------------------------


BROWN-FORMAN CORPORATION AND AFFILIATED COMPANIES
Schedule of Structure of Capital Stock, Date and State of Incorporation                                                      11-1-94
Page 2

- ------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NAME                        STATE AND DATE OF                  FEDERAL                    NUMBER
AND ADDRESS                               INCORPORATION    DOMICILE       ID NUMBER    STOCK TYPE   AUTHORIZED    ISSUED   PAR VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
     L-H Limited                         United Kingdom United Kingdom       N/A         Common        1,000        10     1 English
     Cavendish House                         01/18/91                                                                        Pound
     51/55 Mortimer Street - 4th Floor
     London WIV 7DG, England
- ------------------------------------------------------------------------------------------------------------------------------------
     Lenox, Incorporated                   New Jersey     New Jersey      21-0498476     Common        2,000       1,000     $1.00
     100 Lenox Drive                        5/17/1889                                   Preferred      1,000        -0-      $5.00
     Lawrenceville, New Jersey 08648
- ------------------------------------------------------------------------------------------------------------------------------------
     Longnorth Limited                       Ireland       Ireland        66-1084770     Common        1,000       100       No Par
     Robin Hood Road                         06/17/81
     Clondalkin County
     Dublin, Ireland
- ------------------------------------------------------------------------------------------------------------------------------------
     Mt. Eagle Corporation                   Delaware   Virgin Islands    66-037113      Common        1,000       100       No Par
     P.O. Box 887                            02/28/79
     Frederiksted, St. Croix
     U.S.V.I. 00840
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Quality Importers, Inc.                 Delaware      Kentucky       61-6053196     Common         100        100       $10.00
     850 Dixie Highway                       07/26/67
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Sproti USA Limited                      Kentucky      Kentucky       61-1141643     Common        1,000  Not Yet Issued No Par
(4)  850 Dixie Highway                       05/17/88
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------
(6)  Swift and Moore Pty Limited             Australia     Australia         N/A        Ordinary     5,999,999     -0-       $1.00
                                                                                        Ordinary A   1,400,000  1,400,000    $1.00
                                                                                        Ordinary B   1,200,000  1,200,000    $1.00
                                                                                        Ordinary C    800,000    800,000     $1.00
                                                                                        Ordinary D   1,000,000  1,000,000    $1.00
                                                                                        Ordinary E       1          1        $1.00
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  The Joseph Garneau Co., Inc.            Delaware       Kentucky       61-0623170     Common        500        500      $10.00
     850 Dixie Highway                       03/02/59
     Louisville, Kentucky 40210-1091
- ------------------------------------------------------------------------------------------------------------------------------------


BROWN-FORMAN CORPORATION AND AFFILIATED COMPANIES
Schedule of Structure of Capital Stock, Date and State of Incorporation                                                      11-1-94
Page 3

- ------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NAME                        STATE AND DATE OF                  FEDERAL                    NUMBER
AND ADDRESS                               INCORPORATION    DOMICILE       ID NUMBER    STOCK TYPE   AUTHORIZED    ISSUED   PAR VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
     The Joseph Garneau Co., S.A.          Switzerland    Switzerland        N/A         Common        2,500      2,500      No Par
     c/o Mr. Jurg Scheller                   10/23/72
     Atag Ernst & Young
     Rle de Chantermerle 39
     Case postale 301
     CH-1701 Fribourg
     Switzerland
- ------------------------------------------------------------------------------------------------------------------------------------
     Thoroughbred Plastics Corporation      Kentucky       Kentucky       61-0983904     Common        1,000        231      No Par
     11601 Electron Drive                   01/15/81                                    Preferred      1,000        -0-      No Par
     Louisville, Kentucky 40299
- ------------------------------------------------------------------------------------------------------------------------------------

Subsidiary of Jack Daniel Distillery,
Lem Motlow, Prop., Inc.
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Drake Investments, Inc.                Delaware       Kentucky       62-1501971     Common        1,000       1,000     No Par
     850 Dixie Highway                      07/23/91
     Louisville, Kentucky 40201-1091
- ------------------------------------------------------------------------------------------------------------------------------------

Subsidiary of Lenox, Incorporated
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Samuel Kirk & Sons, Inc.                Maryland      Maryland       52-0376810     Common        5,000        1        $1.00
     800 Wyman Park Drive                    10/02/79
     Baltimore, Maryland 21211
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Kirk-Stieff Company                     Maryland     New Jersey      52-1734944     Common        1,000      1,000      $1.00
     100 Lenox Drive                         03/19/90
     Lawrenceville, New Jersey 08648
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Norfolk Investments, Inc.               Delaware     New Jersey      22-3178646     Common        1,000      1,000      No Par
     100 Lenox Drive                         07/30/91
     Lawrenceville, New Jersey 08648
- ------------------------------------------------------------------------------------------------------------------------------------
     Dansk International Designs Ltd.        New York      New York       13-3250156     Common       500,000    368,627      $.10
     100 Lenox Drive                         03/15/85                                   Preferred      96,000     96,000    $100.00
     Lawrenceville, New Jersey 08648
- ------------------------------------------------------------------------------------------------------------------------------------


BROWN-FORMAN CORPORATION AND AFFILIATED COMPANIES
Schedule of Structure of Capital Stock, Date and State of Incorporation                                                      11-1-94
Page 4

- ------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NAME                        STATE AND DATE OF                  FEDERAL                    NUMBER
AND ADDRESS                               INCORPORATION    DOMICILE       ID NUMBER    STOCK TYPE   AUTHORIZED    ISSUED   PAR VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
     Brooks & Bentley Limited                England        England          N/A        Ordinary       1,000      1,000    1 English
     Aldwych House                           01/06/92                                                                        Pound
     Aldwych, London WC2
     England
- ------------------------------------------------------------------------------------------------------------------------------------
     Brooks & Bentley S.A.R.L.               Norway          France          N/A        Ordinary        100        100   1000 French
     6 Rue de Berri                         07/29/92                                                                       Francs
     Paris 75008, France
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
     Brooks & Bentley                        Norway          Norway           N/A       Ordinary         1           1      50,000
     Storg 2A                               02/21/94                                                                       Korones
     4890 Grimstead
     South Norway
- ------------------------------------------------------------------------------------------------------------------------------------



Subsidiary of Dansk International Designs Ltd.
- ------------------------------------------------------------------------------------------------------------------------------------
     P.N. International                      Delaware      New York       06-1170055     Common       100,000     95,625(?) No Par
     100 Lenox Drive                         04/03/86                                   Preferred      20,000     19,999.8  No Par
     Lawrenceville, New Jersey 08648
- ------------------------------------------------------------------------------------------------------------------------------------

Subsidiaries of Longnorth Limited
- ------------------------------------------------------------------------------------------------------------------------------------
     Chissick Limited                        Ireland       Ireland            N/A        Common        10,000        2     1 Irish
     1 Earlsfort Centre                      03/11/88                                                                       Pound
     Lower Hatch Street
     Dublin 2, Ireland
- ------------------------------------------------------------------------------------------------------------------------------------
     Clintock Limited                        Ireland       Ireland            N/A        Common       128,000     128,000   No Par
     Robin Hood Road                         06/17/81
     Clondalkin County
     Dublin, Ireland
- ------------------------------------------------------------------------------------------------------------------------------------


BROWN-FORMAN CORPORATION AND AFFILIATED COMPANIES
Schedule of Structure of Capital Stock, Date and State of Incorporation                                                      11-1-94
Page 5

- ------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NAME                        STATE AND DATE OF                  FEDERAL                    NUMBER
AND ADDRESS                               INCORPORATION    DOMICILE       ID NUMBER    STOCK TYPE   AUTHORIZED    ISSUED   PAR VALUE
- ------------------------------------------------------------------------------------------------------------------------------------
(3)  Copthall Limited                        Ireland        Ireland          N/A         Common       10,000        2       1 Irish
     1 Earlsfort Centre                      03/11/88                                                                        Pound
     Lower Hatch Street
     Dublin 2, Ireland
- ------------------------------------------------------------------------------------------------------------------------------------
     Lantone Limited                     Channel Islands Channel Islands    N/A          Common       40,000     29,597    1 U.S. $
     18 Greenville Street                   12/06/89                                                          Included (3)
     St. Helier                                                                                                In nominie
     Jersey, Channel Islands
- ------------------------------------------------------------------------------------------------------------------------------------
     Lantone Delaware, Inc.                 Delaware        Delaware      61-1261506     Common        450        100       No Par
     300 Delaware Avenue                    04/13/94
     Wilmington, Delaware 19801
- ------------------------------------------------------------------------------------------------------------------------------------
     Brown Forman - W.S.                     Greece          Greece          N/A            ?           ?          ?          ?
     Karoulias S.A.                         9/27/94
- ------------------------------------------------------------------------------------------------------------------------------------

(1)  Common parent
(2)  40% owned only
(3)  Inactive
(4)  90% owned by Brown-Forman Corporation; 10% owned by Sproti, h.f. (unrelated Icelandic Corporation)
(5)  541.67 shares owned by Brown-Forman Corporation
(6)  20% owned
(7)  99% owned by Brown-Forman Corporation and 1% owned by Early Times Distillers Company